Exhibit 10.1

LOAN PORTFOLIO
PURCHASE AGREEMENT

Dated as of
September 5, 2025

Between

FIRST INTERNET BANK OF INDIANA

as Seller,

and

EVERLAKE LIFE INSURANCE COMPANY
NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
SECURITY LIFE OF DENVER INSURANCE COMPANY
FIDELITY & GUARANTY LIFE INSURANCE COMPANY
PROTECTIVE LIFE INSURANCE COMPANY
and
NNN CML BORROWER LLC

collectively, as Purchaser

LOAN PORTFOLIO PURCHASE AGREEMENT
This LOAN PORTFOLIO PURCHASE AGREEMENT (“Agreement”) is dated as of September 5, 2025, by and between FIRST INTERNET BANK OF INDIANA, an Indiana state-chartered bank (“Seller”), and EVERLAKE LIFE INSURANCE COMPANY, an Illinois corporation (“Everlake Purchaser”), NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION, a Delaware corporation (“NY Life Purchaser”), SECURITY LIFE OF DENVER INSURANCE COMPANY, a Colorado corporation (“Security Life Purchaser”), FIDELITY & GUARANTY LIFE INSURANCE COMPANY, an Iowa corporation (“Fidelity Purchaser”), PROTECTIVE LIFE INSURANCE COMPANY, an Alabama corporation (“Protective Life Purchaser”), and NNN CML BORROWER LLC, a Delaware limited liability company (“NNN Purchaser”, and together with Everlake Purchaser, NY Life Purchaser, Security Life Purchaser, Fidelity Purchaser, and Protective Life Purchaser, individually and/or collectively as the context may require, “Purchaser”).
RECITAL:
A.Seller agrees to sell, and Purchaser agrees to purchase, certain Mortgage Loans as described herein.
B.Purchaser desires to engage Seller as servicer for the Mortgage Loans and Seller desires to act as servicer of the Mortgage Loans.
C.Purchaser and Seller desire to enter into this Agreement to govern the purchase and sale of the Mortgage Loans.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

AGREEMENT:
SECTION 1.Definitions. For purposes of this Agreement, capitalized terms have the meanings set forth in Exhibit 1 unless otherwise defined herein.
SECTION 2.Agreement to Purchase.
2.1Sale and Purchase. Seller agrees to sell, convey and assign to Purchaser without recourse (except as expressly set forth in this Agreement) and Purchaser agrees to purchase, accept and assume from Seller, for the Purchase Price (as defined in Section 2.2(a) below), on the terms and conditions set forth in this Agreement, all of Seller’s right, title and interest in and to the Mortgage Loans, the Mortgage Files and any Reserves held by or on behalf of Seller as of the Closing.
2.2Purchase Price.
a.The purchase price (the “Purchase Price”) to be paid by Purchaser to Seller for the Mortgage Loans will be equal to the total sum of the Purchase Price Loan Allocations for all the Mortgage Loans as of the Determination Date; provided, however, in no event shall Purchaser be required to pay to Seller any interest that was due on or before the Determination Date.
b.Purchaser shall pay to Lexington National Land Services (“Escrow Agent”) the Purchase Price on or prior to the Closing by wire transfer. Upon Closing, Escrow Agent shall pay the Purchase Price to Seller pursuant to the following wiring instructions:
[Redacted.]
The Purchase Price shall be paid to Seller on the Closing Date no later than 2:00 p.m. Eastern Time.

SECTION 3.Conveyance of Mortgage Loans.
3.1Allocation of Loan Payments.
a.Payments Belonging to Seller. Seller is entitled to all payments of principal and interest on the Mortgage Loans as well as any prepayment fees associated therewith that are paid and actually received by Seller on or before the Determination Date. This Agreement shall terminate with respect to any Mortgage Loan that is paid in full at par by the Mortgagor on or prior to the Determination Date.
b.Payments Belonging to Purchaser. Purchaser is entitled to all payments of principal, interest, prepayment fees, late fees and other sums evidenced or secured by any document evidencing or securing a Mortgage Loan on the Mortgage Loans from and after the Determination Date. If and to the extent any such payments are received by Seller from and after the Determination Date, Seller shall receive and hold such payments for the account of Purchaser and Seller shall remit such amounts to Purchaser (or in accordance with the Servicing Agreement) within two (2) Business Days of receipt. The provisions of this Section 3.1(b) shall survive the Closing.
3.2Treatment as Sale.
a.Ownership. On the Closing Date, all of Seller’s right, title and interest in each Mortgage Loan, the Mortgage Files and any Reserves will be assigned to Purchaser as provided in the Conveyance Documents. Seller’s records will reflect the transfer of each Mortgage Loan, Mortgage Files and any Reserves to Purchaser as a sale of assets by Seller for all purposes, including, without limitation, tax, balance sheet, financial and other purposes.
SECTION 4.Examination of Mortgage Files and Due Diligence Review.
4.1Availability of Materials.
a.Electronic File Review. Purchaser shall be provided electronic copies of each Mortgage File within five (5) Business Days after full execution of this Agreement. Purchaser will conduct its own due-diligence at its expense on the Mortgage Loans, prior to the Initial Closing Date. Seller shall reasonably cooperate with Purchaser in connection with its review of the Mortgage Files, including, without limitation, by responding to any questions received from Purchaser within two (2) Business Days after receipt thereof.
SECTION 5.Representations and Warranties of Seller and Purchaser.
5.1Representations of Seller. To induce Purchaser to enter into this Agreement, Seller represents and warrants to Purchaser as of the date hereof (and such representations and warranties shall be deemed re-made as of the Closing Date pursuant to the terms hereof), that:
a.Seller is a state-chartered bank duly organized, validly existing and in good standing under the laws of the State of Indiana and is qualified to do business in each state in which it is required by applicable law to be authorized to conduct business. Seller has the requisite power and authority and legal right to own the Mortgage Loans, to transfer and convey the Mortgage Loans to Purchaser, and to execute and deliver this Agreement and the Closing Documents, engage in the transactions contemplated by, and perform and observe the terms and conditions of this Agreement and the Closing Documents.
b.This Agreement has been duly and validly authorized, executed and delivered by Seller and all Closing Documents shall be duly and validly authorized, executed and delivered by Seller at Closing, all requisite action by Seller has been (and will be) taken in connection therewith, and (assuming the due authorization, execution and delivery hereof by Purchaser) this Agreement constitutes (and the Closing Documents shall constitute) the valid, legal and binding agreement of Seller, enforceable in accordance with their respective terms, except as such enforcement may be limited by laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, other laws relating to or affecting the rights of creditors generally and general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).
c.No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court or any other Person, is required for the execution, delivery and performance of or compliance by Seller with this Agreement, or the consummation by Seller of any transaction contemplated hereby other than (1) the filing or recording of instruments of assignment and other similar documents necessary in connection with Seller’s sale of the Mortgage Loans to Purchaser, and (2) such consents, approval, authorizations, qualifications, registrations, filings or notices as have been obtained or made and are irrevocable.
d.Neither the transfer of the Mortgage Loans to Purchaser, nor the execution, delivery or performance of this Agreement by Seller, conflicts or will conflict with, results or will result in a breach of, or constitutes or will constitute a default under any term or provision of the statute under which Seller is created, any term or provision of the articles of incorporation or bylaws (or similar governing documents of Seller), any term or provision of any agreement, contract, instrument or indenture, to which Seller is a party or which may be applicable to Seller or any of Seller’s assets, or any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over Seller or Seller’s assets.
e.There are no actions or proceedings against, or investigations of, Seller pending or, to Seller’s knowledge, threatened against Seller before any court, administrative agency or other tribunal that could adversely affect the transfer of the Mortgage Loans to Purchaser or the execution or delivery by, or enforceability against, Seller of this Agreement.
f.Seller has good and marketable title to, and is the sole owner and holder of, each Mortgage Loan and the Mortgage Files, free and clear of any and all liens, charges, encumbrances or any other ownership or participation interests on, in or to such Mortgage Loan. Upon Closing, Seller will have validly and effectively conveyed to Purchaser all legal and beneficial interest in and to each Mortgage Loan free and clear of any pledge, lien or security interest. The sale and assignment of the Mortgage Loans are free and clear of any participation interest. To the best of Seller’s knowledge, there are no outstanding mezzanine loans, preferred equity, or other subordinate debt to any Mortgage Loan. Seller has not entered into any intercreditor agreement or co-lender agreement with respect to any Mortgage Loan.
g.Seller represents and warrants to Purchaser that it has not dealt with any broker, finder or other party entitled to a commission or other compensation or which was instrumental or had any role in bringing about the sale of the Mortgage Loans, other than Piper Sandler (“Broker”). All fees, commissions or other compensation due to the Broker shall be the sole responsibility of Seller.
h.Seller has sufficient assets to pay its obligations and liabilities as the same become due and payable, and no bankruptcy, insolvency, reorganization, liquidation, receivership, conservatorship or dissolution proceedings exist or are threatened against Seller.
i.Seller and, to Seller’s knowledge, each person Controlling Seller or owning a twenty-five percent (25%) or more direct or indirect legal or beneficial interest in Seller or any person that Controls Seller (A) is in compliance with the Office of Foreign Assets Control sanctions and regulations promulgated under the authority granted by the Trading with the Enemy Act, 12 U.S.C. § 95 (a) et seq., and the International Emergency Economic Powers Act, 50 U.S.C. § 1701, et seq., to the extent the same apply to them or their activities; (B) is in compliance with the Patriot Act and all rules and regulations promulgated under the Patriot Act applicable to such person; and (C) (1) is not now, nor has ever been, under investigation by any governmental authority for, nor has been charged with or convicted of a crime under, 18 U.S.C. §§ 1956 or 1957 or any predicate offense thereunder; (2) has never been assessed a civil penalty under any Anti-Money Laundering Laws or predicate offenses thereunder; (3) has not had any of its funds seized, frozen or forfeited in any action relating to any Anti-Money Laundering Laws or predicate offenses thereunder; (4) has taken, to the extent required under laws applicable to such person, such steps and is subject to such policies as are reasonably necessary to ensure that such person is not promoting, facilitating or otherwise furthering, intentionally or unintentionally, the transfer, deposit or withdrawal of criminally-derived property, or of money or monetary instruments which are (or which Seller suspects or has reason to believe are) the proceeds of any illegal activity or which are intended to be used to promote or further any illegal activity; and (5) has taken to the extent required under laws applicable to such person, such steps and is subject to such policies as are reasonably necessary to ensure that such person is in compliance with all laws and regulations applicable to its business for the prevention of money laundering and with anti-terrorism laws and regulations, with respect both to the source of funds from its investors and from its operations; and that such steps include the development and implementation of an anti-money laundering compliance program within the meaning of Section 352 of the Patriot Act, to the extent such person is required to develop such a program under the rules and regulations promulgated pursuant to Section 352 of the Patriot Act.
j.Neither Seller nor, to Seller’s knowledge, any person Controlling Seller or owning a twenty-five percent (25%) or more direct or indirect legal or beneficial interest in Seller or any person that Controls Seller is in violation of the Executive Order, the Patriot Act or any other material legal requirement applicable to it.
k.Neither Seller nor, to Seller’s knowledge, any person Controlling Seller or owning a twenty-five percent (25%) or more direct or indirect legal or beneficial interest in Seller is a Prohibited Person.

l.Neither Seller nor, to Seller’s knowledge, any person Controlling Seller or owning a twenty-five percent (25%) or more direct or indirect legal or beneficial interest in Seller or any person that Controls Seller, (A) conducted any business or engaged in any transaction or dealing with any Prohibited Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Prohibited Person, (B) dealt in, or otherwise engaged in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (C) engaged in or conspired to engage in any transaction that evades or avoids, or has the purposes of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order or the Patriot Act.
m.The representations and warranties in Exhibit 4 are incorporated herein by reference.
5.2Representations of Purchaser. To induce Seller to enter into this Agreement, Purchaser hereby represents and warrants to Seller as of the date hereof (and such representations and warranties shall be deemed re-made as of the Closing Date pursuant to the terms hereof), that:
a.Everlake Purchaser is an Illinois corporation, duly organized, validly existing, and in good standing under the laws of Illinois. NY Life Purchaser is a Delaware corporation, duly organized, validly existing, and in good standing under the laws of Delaware. Security Life Purchaser is a Colorado corporation, duly organized, validly existing, and in good standing under the laws of Colorado. Fidelity Purchaser is an Iowa corporation, duly organized, validly existing, and in good standing under the laws of Iowa. Protective Life Purchaser is an Alabama corporation, duly organized, validly existing, and in good standing under the laws of Alabama. NNN Purchaser is a Delaware limited liability company, duly organized, validly existing, and in good standing under the laws of Delaware.
b.Purchaser has full power and authority to acquire the Mortgage Loans, to execute and deliver this Agreement and to enter into and consummate all transactions contemplated by this Agreement. Purchaser has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement. This Agreement constitutes the valid legal and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.
c.Neither the purchase of the Mortgage Loans nor the execution and delivery of this Agreement by Purchaser and Purchaser’s performance of and compliance with the terms of this Agreement will violate Purchaser’s organizational documents or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in a breach of, any material agreement or instrument to which Purchaser is a party or which may be applicable to Purchaser or Purchaser’s assets.
d.Purchaser has not dealt with any broker, investment banker, agent or other Person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans or the consummation of any other actions contemplated hereby other than Broker.
e.Purchaser is a “sophisticated” investor and/or an “accredited” investor as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended (the "Securities Act"), or is a "qualified purchaser" as defined in Section 2(a)(51) of the Investment Company Act of 1940, as amended. Purchaser acknowledges it has been or, pursuant to the terms of this Agreement, will be given an opportunity to review all information that Purchaser deems material to Purchaser’s decision to purchase the Mortgage Loans and will make Purchaser’s decision to purchase the Mortgage Loans based on its independent review of this information and is not relying on any representation or warranty, either express or implied, made by Seller or anyone else, other than as expressly set forth in this Agreement or in any Closing Document and those representations and warranties set forth in the Mortgage Files. Accordingly, Purchaser acknowledges and agrees that, to the maximum extent permitted by law, neither Seller nor any director, officer, employee, agent or representative of Seller, whether actual or purported, has made any express or implied warranties, guaranties, promises, statements, inducements or representations as to the Mortgage Loans except as expressly set forth in this Agreement or in any Closing Document.
f.No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Purchaser of or compliance by Purchaser with this Agreement, the purchase of the Mortgage Loans from Seller or the consummation of the transactions contemplated by this Agreement or if required, such approval has been obtained prior to the Closing Date; and
g.There are no actions, suits, regulatory or other proceedings of any kind pending or, to the best of Purchaser’s knowledge threatened against or materially affecting Purchaser or the properties of Purchaser before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to Purchaser, would have a material adverse effect on the ability to perform its obligations hereunder.
SECTION 6.Remedies After Closing Upon Breach of Representations and Warranties Made by Seller.
6.1Opportunity to Cure; Repurchase. If, within 366 days after the Closing (the “Cut-off Date”), (a) there is a breach of any of the representations and warranties made by Seller in Exhibit 4 attached hereto (the “Exhibit 4 Representations”), subject to the exceptions to such Exhibit 4 Representations set forth in the Exceptions List, and (b) Purchaser’s aggregate claims for such breach, together with any other claims of Purchaser for breaches of the Exhibit 4 Representations, exceeds $250,000 (a “Material Breach”) (provided that if the liability or loss exceeds such amount, then Purchaser may collect the total amount of such liability or loss), Purchaser will promptly notify Seller in writing of the Material Breach. Such notice must be given no later than the Cut-off Date and must describe the asserted Material Breach in reasonable detail. Seller may then, so long as a Termination Event has not occurred with respect to the affected Mortgage Loan, elect in Seller’s sole and absolute discretion, by delivering written notice to Purchaser thereof within 10 Business Days following receipt of Purchaser’s notice, to cure the underlying facts or circumstances related to such asserted Material Breach in all material respects within the applicable Permitted Cure Period to Purchaser’s reasonable satisfaction. In the event that Seller (x) fails to timely deliver its response notice to Purchaser or (y) timely elects to cure but does not timely cure such Material Breach, then, at Purchaser’s option, in its sole discretion, so long as a Termination Event has not occurred with respect to the affected Mortgage Loan, Purchaser shall have the right to elect that Seller either (1) indemnify and hold harmless Purchaser for all actual loss, damages, costs and expenses incurred by Purchaser due to such breach or (2) repurchase the affected Mortgage Loan(s) without recourse and on an AS IS, WHERE IS BASIS from Purchaser at the Repurchase Price. If a Termination Event has occurred, then Seller will thereafter have no liability or obligation to Purchaser with respect to such alleged Material Breach (including without limitation, any obligation to cure or repurchase as described above), but will cooperate fully and in a timely manner with Purchaser in effecting such cure.
For purposes of the foregoing, and subject to this paragraph, the “Permitted Cure Period” applicable to any Material Breach in respect of any Mortgage Loan will be the 45-day period immediately following receipt by Seller of written notice of such Material Breach. If such Material Breach cannot be cured in all material respects within such 45-day period, but it is reasonably likely that such Material Breach can be cured and Seller is diligently attempting to effect such cure, then the Permitted Cure Period will be extended for such additional time as reasonably necessary to cure the Material Breach but in no event shall such additional time exceed 45 days after the initial 45 day period. For purposes of the foregoing, the “Repurchase Price” of a Mortgage Loan to be purchased by Seller will be equal to, as of the date of the repurchase, the Unpaid Principal Balance of such Mortgage Loan multiplied by the Allocated Purchase Price Percentage for such Mortgage Loan, plus the total amount of any accrued and unpaid interest on such Mortgage Loan, plus advances made under such Mortgage Loan after the Closing Date that have not been paid. For the purposes of the foregoing, (i) the employees of Purchaser with knowledge of the transaction sufficient to determine whether a Material Breach exists are Michael Wiebolt and any successor to his position (a “Purchaser Knowledge Party”) and (ii) Purchaser shall be deemed to first gain knowledge of a Material Breach at the same time as when any Purchaser Knowledge Party first gains actual knowledge (without any obligation for inquiry) of such Material Breach.
6.2Exclusive Remedy. Purchaser acknowledges that the obligations of Seller with respect to a breach of the Exhibit 4 Representations as set forth in Section 6.1 constitute the sole and exclusive remedy of Purchaser with respect to a Material Breach. This limitation will not in any way limit Purchaser’s rights or remedies upon breach of any other representation, warranty or covenant made by Seller in this Agreement or the Closing Documents (other than the Exhibit 4 Representations). In no event will the liability of Seller as to any of the Mortgage Loans, with respect to breaches of the Exhibit 4 Representations exceed the amount of the Purchase Price applicable to such Mortgage Loan; provided, however, such limitation shall be exclusive of any attorneys’ fees awarded pursuant to Section 24. For the avoidance of doubt, if there is a breach of any of the representations and warranties made by Seller in Section 5.1 or the Closing Documents (other than the Exhibit 4 Representations), then Purchaser shall at any time and from time to time have all rights and remedies at law and in equity in respect of such breach.
6.3Return of Documents. If Seller repurchases any Mortgage Loan pursuant to this Section 6, Purchaser, following receipt by Purchaser of the Repurchase Price therefore, will promptly deliver or cause to be delivered to Seller, any and all Mortgage Loan documents with respect to such Mortgage Loan, including all documents or instruments constituting part of the Mortgage File (including any documents or instruments added to the Mortgage File after the Closing Date) and all credit files and underwriting documentation but excluding any confidential communications between or among Purchaser and/or its attorneys, accountants and/or advisors. Each document that constitutes a part of the Mortgage File that was assigned, endorsed or otherwise conveyed to Purchaser will be assigned to Seller without recourse and on an AS IS, WHERE IS BASIS. Furthermore, Purchaser agrees to promptly pay to Seller, any Mortgage Loan payments received by Purchaser after the repurchase date.
6.4Survival. The provisions of this Section 6 shall survive the Closing.
SECTION 7.Closing.
7.1Timetable.
a.Closing Date. The closing of the sale of the Mortgage Loans (the “Closing”) will be held no later than the Initial Closing Date through an escrow arrangement with the Escrow Agent; provided, however, that in the event that on or prior to the then scheduled Closing Date, Purchaser either (i) determines that any Mortgage Loan(s) would breach any of the representations and warranties of Seller set forth in Section 5.1(f) or clauses (B) or (V) of the Exhibit 4 Representations (the “Title-Related Representations”), or (ii) has not completed its due diligence with respect to title matters in connection with any Mortgage Loans (the “Title Diligence”), then Purchaser shall have the option to extend the then scheduled Closing Date solely with respect to such Mortgage Loan(s) (the “Delayed Closing Mortgage Loans”) to a date that is two (2) Business Days following the date that Purchaser delivers written notice to Seller that the underlying fact or circumstance that Purchaser believes gave rise to the breach of the Title-Related Representation has been cured or Purchaser has satisfactorily completed its Title Diligence; provided, further, that (A) in no event shall there be more than one (1) Closing per week of Delayed Closing Mortgage Loans (the date of each extended Closing hereunder, an “Extended Closing Date”) and (B) in the event that the underlying fact or circumstance giving rise to the breach of the Title-Related Representation has not been cured and/or Purchaser has not satisfactorily completed its Title Diligence on or prior to the date that is forty-five (45) days following the Initial Closing Date (the “Outside Closing Date), then Purchaser shall have the right, in its sole and absolute discretion, to elect not to Close on any or all of the Delayed Closing Mortgage Loans, in which case this Agreement shall, as of the Outside Closing Date, terminate and be of no further force and effect with respect to such Delayed Closing Mortgage Loans and neither Party will have any liability or other obligation to the other Party whatsoever hereunder with respect to such Delayed Closing Mortgage Loans, except with respect to any liabilities or obligations that are expressly stated herein to survive the termination or earlier expiration of this Agreement. For the avoidance of doubt, the provisions of this Agreement shall continue in full force and effect and apply to the Delayed Closing Mortgage Loans until the earlier to occur of (x) the Closing for such Delayed Closing Mortgage Loans occurs, in which case any references to the Closing Date hereunder shall be deemed to mean the Extended Closing Date for such Delayed Closing Mortgage Loans, and (y) the Outside Closing Date if Purchaser elects pursuant to clause (B) above not to close on such Delayed Closing Mortgage Loans.
b.Rejection of Specified Mortgage Loans.
i.On or prior to 9:00 a.m. ET on the expiration of the Due Diligence Period, Purchaser shall have the right to request that the Allocated Purchase Price Percentage for one or more Mortgage Loans be reduced by up to one and one half (1.5) percentage points (the “Price Reduction”), by delivering written notice to Seller thereof (which notice may be delivered by email to one or more representatives of Seller but must in any event set forth with reasonable specificity the Purchaser’s basis for the requested Price Reduction); provided, however, that the Price Reduction shall apply solely to Mortgage Loans constituting no more than 5.0% of the aggregate Unpaid Principal Balance of all the Mortgage Loans prior to taking into account any Rejected Mortgage Loans. Following Seller’s receipt of Purchaser’s request, Seller shall have the right, on or prior to 5:00 p.m. ET on September 16, 2025, to accept or reject the Price Reduction on a Mortgage Loan by Mortgage Loan basis and, in the event that Seller accepts such Price Reduction, the Purchase Price Loan Allocation for such Mortgage Loans (and the Purchase Price) shall be appropriately adjusted downward. Seller’s failure to respond on or prior to 5:00 p.m. ET on September 16, 2025 shall be deemed an approval of the applicable Price Reduction. For the avoidance of doubt, (A) Section 7.1(b)(ii) below shall apply to, and Purchaser shall have all of its rights thereunder, with respect to any Rejected PA Mortgage Loans and (B) the Approved PA Mortgage Loans shall not be taken into account for purposes of determining the Material Pool of Rejected Mortgage Loans under Section 7.1(b)(ii) below.
ii.In addition to Purchaser’s right under Section 7.1(b)(i) above, if on or prior to 5:00 p.m. ET on September 17, 2025, Purchaser determines not to proceed with the purchase of any or all the Mortgage Loans (a “Rejected Mortgage Loan”) as a result of (A) Purchaser determining in Purchaser’s sole and absolute discretion, for any reason or no reason, based upon Purchaser’s due diligence or otherwise, that it does not wish to purchase a Mortgage Loan; or (B) a breach of any Exhibit 4 Representation with respect to such Mortgage Loan, then Purchaser shall furnish written rejection notice to Seller (the “Rejection Notice”) on or before 5:00 p.m. ET on September 17, 2025 setting forth a list of the Rejected Mortgage Loans that Purchaser elects to exclude from the purchase hereunder, and thereupon Purchaser shall not be obligated to purchase such Rejected Mortgage Loans. Except to the extent Purchaser timely furnishes such Rejection Notice to Seller on or prior to 5:00 p.m. ET on September 17, 2025, Purchaser shall be irrevocably committed to purchase all the Mortgage Loans in accordance with the terms of this Agreement, subject to the satisfaction of the conditions set forth in Section 7.2. If Purchaser delivers a Rejection Notice, the Purchase Price shall be immediately and automatically reduced by an amount equal to the Purchase Price Loan Allocation for each Rejected Mortgage Loan. Notwithstanding the foregoing, in the event Purchaser has timely furnished a Rejection Notice to Seller in accordance with this subsection for a Material Pool of Rejected Mortgage Loans (as hereinafter defined), Seller may after Seller’s receipt of the Rejection Notice, in Seller’s sole discretion, elect to terminate this Agreement in its entirety by providing written notice to Purchaser by 9:00 a.m. ET on the Initial Closing Date, and neither Party will have any liability or other obligation to the other Party whatsoever hereunder, except with respect to any liabilities or obligations that are expressly stated herein to survive the termination or earlier expiration of this Agreement. Seller’s failure to timely deliver a termination notice pursuant to the immediately preceding sentence shall be deemed a waiver by Seller of its termination right and an election to proceed with the Closing on all the Mortgage Loans other than the Rejected Mortgage Loans. As used herein, “Material Pool of Rejected Mortgage Loans” means, as of the date the Rejection Notice is delivered to Seller, the aggregate Unpaid Principal Balance of the Rejected Mortgage Loans identified in Purchaser’s Rejection Notice that are rejected solely under clause (A) of this Section 7.1(b)(ii) exceeds 5% of the aggregate Unpaid Principal Balance of all the Mortgage Loans.
c.Addition of Specified Mortgage Loans. Seller has notified Purchaser that certain of the Mortgage Loans identified on Exhibit 2 have been or will be subject to certain modifications (each a “Credit Enhanced Mortgage Loan”). On or prior to 9:00 a.m. ET on the expiration of the Due Diligence Period, Seller shall have the right to request that the Allocated Purchase Price Percentage for one or more Credit Enhanced Mortgage Loans be increased (the “Price Increase”) in the event that Seller believes the modifications entered into with respect to such Credit Enhanced Mortgage Loans increased the value and credit quality of such Credit Enhanced Mortgage Loans in comparison to the information with respect to such Credit Enhanced Mortgage Loans set forth in the Data Tape, by delivering written notice to Purchaser thereof (which notice may be delivered by email to one or more representatives of Purchaser but must in any event set forth with reasonable specificity the Seller’s basis for the requested Price Increase and specify Seller’s requested Price Increase for the applicable Credit Enhanced Mortgage Loans). Purchaser shall have the right following Purchaser’s receipt of Seller’s request, on or prior to 5:00 p.m. ET on September 16, 2025, to accept or reject the Price Increase on a Credit Enhanced Mortgage Loan by Credit Enhanced Mortgage Loan basis and, in the event that Purchaser accepts such Price Increase, the Purchase Price Loan Allocation for such Mortgage Loans (and the Purchase Price) shall be appropriately adjusted upward. Purchaser’s failure to respond on or prior to 5:00 p.m. ET on September 16, 2025 shall be deemed a rejection of the applicable Price Increase, in which case Seller shall have the option following receipt of Purchaser’s rejection (or deemed rejection), on or prior to 9:00 am ET on September 17, 2025, to notify Purchaser in writing whether Seller desires to sell such Credit Enhanced Mortgage Loan without giving effect to a Price Increase therefor and Seller’s failure to respond on or prior to 9:00 am ET on September 17, 2025 shall be deemed an election by Seller to sell such Credit Enhanced Mortgage Loan without giving effect to a Price Increase therefor. For the avoidance of doubt, (A) Section 7.1(b)(ii) above shall apply to, and Purchaser shall have all of its rights thereunder, with respect to any Rejected CE Mortgage Loans and (B) the Approved CE Mortgage Loans shall not be taken into account for purposes of determining the Material Pool of Rejected Mortgage Loans under Section 7.1(b)(ii) above.
7.2Conditions to Closing.
a.Conditions to Purchaser’s Obligations. The obligations of Purchaser under this Agreement to purchase the Mortgage Loans on the Closing Date are subject to each of the following conditions:
i.All of the representations and warranties of Seller specified in Section 5 of this Agreement (including, for the avoidance of doubt, the Exhibit 4 Representations) will be true and in all material respects correct as of the Closing Date, except that each of those representations and warranties that are expressly qualified or limited as to materiality shall be true and correct in all respects (without modifying or otherwise affecting such qualification or limitation).
ii.All Closing Documents required to be delivered by Seller at Closing will be duly executed and delivered by Seller to Escrow Agent or Purchaser on or prior to Closing.
iii.Seller shall have in all material respects performed all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing Date.
iv.No statute, ordinance, law, regulation, rule, decree or order shall have been enacted, entered, issued, promulgated or enforced by any governmental authority, nor shall any action, complaint, investigation, petitions, suit or other proceeding have been instituted and remain pending by any governmental authority as of the Closing Date, which prohibits or restricts or would (if successful) prohibit or restrict the purchase and sale of the Mortgage Loans contemplated by this Agreement.
b.Conditions to Seller’s Obligations. The obligations of Seller under this Agreement to sell the Mortgage Loans on the Closing Date are subject to each of the following conditions:
i.All of the representations and warranties of Purchaser specified in Section 5 of this Agreement will be true and correct in all material respects as of the Closing Date.
ii.All Closing Documents required to be delivered by Purchaser at Closing will be duly executed and delivered by Purchaser to Escrow Agent or Seller on or prior to Closing.
iii.Purchaser shall have in all material respects performed all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing Date.
iv.No statute, ordinance, law, regulation, rule, decree or order shall have been enacted, entered, issued, promulgated or enforced by any governmental authority, nor shall any action, complaint, investigation, petitions, suit or other proceeding have been instituted and remain pending by any governmental authority as of the Closing Date, which prohibits or restricts or would (if successful) prohibit or restrict the purchase and sale of the Mortgage Loans contemplated by this Agreement.
7.3Failure of Conditions Precedent. If (and only if) any of the foregoing conditions set forth in Section 7.2(a)(i) through (iv) are not satisfied by Seller on or prior to the Closing Date, Purchaser will be entitled to, at its election, (a) terminate this Agreement by giving written notice to Seller thereof, and Seller shall reimburse Purchaser for all costs actually incurred by Purchaser in connection with this Agreement and the transactions contemplated hereby; provided that Purchaser provides Seller with reasonable supporting evidence of such amounts incurred by Purchaser, and thereafter neither Party shall have any further right or obligation hereunder, other than the obligations which, pursuant to the terms of this Agreement, expressly survive the termination of this Agreement, (b) waive the condition and proceed to Closing, (c) terminate this Agreement only with respect to the Mortgage Loan(s) to which such condition under Section 7.2(a) is not satisfied (the “Removed Loan”), in which case, Purchaser shall no longer have the obligation to acquire such Removed Loan and such Removed Loan shall be deemed to be removed from Exhibit 2 and excluded from the Mortgage Loans and the Purchase Price shall be reduced by the Purchase Price Loan Allocation applicable to the Removed Loan, or (d) seek to enforce specific performance of Seller’s obligations under this Agreement by instituting a suit for specific performance within ninety (90) days following the expiration of the cure period applicable to Seller’s default hereunder; provided, however, that if (and only if) the condition set forth in Section 7.2(a)(iv) is not satisfied on or prior to the Closing Date solely for reasons other than Seller’s failure to obtain any required approvals or consents in connection with the Closing, then Purchaser will be entitled to, at its election, (a) terminate this Agreement by giving written notice to Seller thereof, and thereafter neither Party shall have any further right or obligation hereunder, other than the obligations which, pursuant to the terms of this Agreement, expressly survive the termination of this Agreement or (b) waive the condition and proceed to Closing. If (and only if) any of the foregoing conditions set forth in Section 7.2(b) above are not satisfied by Purchaser, Seller will be entitled, as its sole and exclusive remedy at law or in equity, to terminate this Agreement by giving written notice to Purchaser thereof and thereafter neither party hereto shall have any further right or obligation hereunder, other than the obligations which, pursuant to the terms of this Agreement, expressly survive the termination of this Agreement. Nothing in this Section 7.3 affects Purchaser’s termination rights with respect to specific Mortgage Loans as set forth in Section 7.1 hereof.
SECTION 8.Closing Documents.
8.1Deliveries by Seller and Purchaser. On or prior to the Closing Date, Seller and Purchaser, as applicable, will deliver to Escrow Agent:
a.The Allonge, duly executed and delivered by Seller.
b.The original Assignment of Loan, duly executed and acknowledged by Seller and Purchaser, as applicable.

c.The UCC Financing Statement Amendments, to the extent UCC Financing Statements were filed in connection with any of the Mortgage Loans.
d.A letter notifying each Mortgagor that the Mortgage Loan has been sold to Purchaser in the form of Exhibit 7 (“Mortgagor Notice”), executed by Seller.
e.A settlement statement, duly executed by Seller and Purchaser.
f.The Servicing Agreement, duly executed by Seller and Purchaser.
8.2Other Deliveries by Seller. At the Closing, Seller will also deliver to Escrow Agent or Purchaser:
a.Originals of the Mortgage Notes, endorsed to the order of the Purchaser or in blank (or accompanied by a separate assignment), in each case without recourse except as expressly provided in this Agreement, or, if Seller is not in possession of an original Mortgage Note, a lost note affidavit in form and substance acceptable to Purchaser and duly executed by Seller.
b.The original Mortgage Files which shall be delivered to U.S. Bank as custodian.
c.Exhibit 2 updated as of the Closing Date.
d.A certificate signed by Seller certifying that each of Seller’s representations and warranties made by Seller in this Agreement are true, correct and complete in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date and that Seller has complied with all covenants of Seller in this Agreement to be performed on or prior to the Closing Date.
8.3Other Deliveries by Purchaser. At the Closing, Purchaser will also cause to be delivered to Seller a wire transfer in the amount of the Purchase Price in accordance with Section 2.2 above.
8.4Post-Closing Matters.
a.Servicing. Purchaser shall engage Seller, and Seller shall act, as servicer with respect to the Mortgage Loans from and after the Closing pursuant to the Servicing Agreement.
b.Notices to Insurers. As to each title, hazard and other insurance policy assigned to Purchaser, Seller and Purchaser shall work together and cooperate to notify the insurer or other appropriate person after the Closing regarding the assignment of Seller’s interest to Purchaser.
c.Notices to Mortgagors. Seller is responsible for delivering to respective Mortgagors after the Closing (but in any event within ten (10) Business Days of Closing and proof thereof shall be delivered by Seller to Purchaser) a Mortgagor Notice.
d.Survival. The provisions of this Section 8.4 shall survive the Closing.
SECTION 9.Covenants. Seller covenants and agrees that from the date hereof until the Closing, Seller shall cause the Mortgage Loans to be serviced in conformity with the current servicing standards in effect with respect thereto in all material respects. Purchaser acknowledges and agrees that, without limiting the foregoing sentence but subject to the final sentence of this paragraph, Seller may make protective advances required only for real estate taxes and insurance premiums applicable to a particular Mortgaged Property that is collateral for a Mortgage Loan (collectively, “Protective Advances”); provided, that in each case Seller provides simultaneous notice to Purchaser of such Protective Advance. Notwithstanding anything herein, from the date hereof until the Closing, Seller shall not (i) enter into with any Mortgagor or any guarantor any written amendment or modification of the Mortgage Loan documents, except to the extent that the applicable Mortgage Loan document expressly allows the Mortgagor thereunder to enter into such amendment, modification, extension or change as of right (and in such case only to the extent expressly set forth in such Mortgage Loan document), (ii) enter into any forbearance agreements related to a Mortgage Loan, (iii) release any collateral or any Mortgagor or guarantor under a Mortgage Loan (other than after a payoff in full of a Mortgage Loan), (iv) compromise or settle (other than a payoff in full of a Mortgage Loan) any claim regarding a Mortgage Loan, (v) transfer or encumber any Mortgage Loan, (vi) make additional advances of principal except as required by the Mortgage Loan documents, (vii) release or apply any Reserves except as required by the Mortgage Loan documents, (viii) exercise any remedies of Seller under a Mortgage Loan, (ix) grant any consent or waiver to any Mortgagor or guarantor or their affiliates with respect to or in connection with the Mortgage Loan or the Mortgaged Property, or (x) make any advances other than Protective Advances or advances required under the Mortgage Loan documents, without, in each case, the prior written consent of Purchaser.
SECTION 10.Costs. Except as otherwise set forth in this Agreement, all costs and expenses in connection with the transaction contemplated hereunder will be borne by the Party that incurred such costs. Notwithstanding the foregoing, Purchaser shall bear and be responsible for all costs and expenses relating to filing or recording any of the Conveyance Documents and Seller shall be responsible for paying any transfer, stamp, or documentary tax that is required to be paid as a condition precedent to the Conveyance Documents being recorded. The provisions of this Section 10 shall survive the Closing.
SECTION 11.Notices. All notices or other communications required or permitted hereunder will be in writing and will be deemed to have been duly given if (a) personally delivered, (b) sent by express courier delivery service (such as FedEx or UPS), or (c) transmitted by e-mail with delivery of a copy of such notice in accordance with one of the foregoing means, and received by the addressee in each case at the following addresses:
If to Purchaser:    Everlake Life Insurance Company
    New York Life Insurance and Annuity Corporation
    Security Life of Denver Insurance Company
    Fidelity & Guaranty Life Insurance Company
    Protective Life Insurance Company and/or
    NNN CML Borrower LLC
    c/o Blackstone Real Estate Debt Strategies
    345 Park Ave
    New York, NY 10154
    Attn: BREDS Asset Management
    Email: [Redacted.]

with a copy to:    Gibson Dunn & Crutcher LLP
    200 Park Avenue
    New York, New York 10166-0193
    Attention: Aaron Beim, Esq.
    Email: [Redacted.]

If to Seller:    First Internet Bank of Indiana
    8701 East 116th Street
    Fishers, Indiana 46038
    Attention: Ken Lovik
    Email: [Redacted.]

with a copy to:    Counsel
    First Internet Bank of Indiana
    8701 East 116th Street
    Fishers, IN 46038
    Email: [Redacted.]

The designation of such Person and/or address may be changed at any time by either Party upon written notice given under this Section. All notices, demands, requests or other communications sent pursuant to this Section will be deemed received, (i) if sent by overnight express carrier, on the next Business Day immediately following the day delivered, (ii) if sent by hand delivery, on the day sent with confirmation on or before 5:00 p.m. ET on any Business Day or on the next Business Day if so transmitted after 5:00 p.m. ET or on any day other than a Business Day or (iii) if transmitted by e-mail, (x) if such e-mail was sent prior to 5:00 P.M. ET on a Business Day, then on the date such e-mail was sent, provided that a hard copy of such e-mail (and any and all attachments) is delivered by hand or reputable overnight courier on the immediately succeeding Business Day, or (y) if such e-mail was sent on a day that is not a Business Day or after 5:00 P.M. ET on a Business Day, then on the Business Day immediately succeeding the date such e-mail was sent, provided that a hard copy of such e-mail (and any and all attachments) is delivered by hand or reputable overnight courier on or before the second Business Day immediately following the date on which such e-mail was sent.
SECTION 12.Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement that is held to be void or unenforceable by a court of competent jurisdiction will be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof.
SECTION 13.Further Assurances. Seller and Purchaser each agree to execute and deliver such instruments and take such actions as the other may, from time to time, as reasonably necessary in order to effectuate the purpose and to carry out the terms of this Agreement, including, without limitation, any and all additional conveyance and assignment documents required to vest all right, title and interest in and to the Mortgage Loans, the collateral associated therewith, and all loan documents and loan policies of title insurance in Purchaser. In furtherance of the foregoing, Seller shall reasonably cooperate with Purchaser until the Cut-Off Date to address any issues in the Mortgage Loans discovered by Purchaser in connection with its continued diligence of the Mortgage Loans.
SECTION 14.Confidentiality.
14.1Each party agrees that Confidential Information of the other party shall be used solely in the performance of its obligations and exercise of its rights pursuant to this Agreement. Except as set forth in this Section 14 (Confidentiality), neither party (the “Restricted Party”) shall disclose Confidential Information of the other Party (the “Disclosing Party”) to third parties; provided, however, that the Restricted Party may disclose Confidential Information of the Disclosing Party (i) to the Restricted Party’s Affiliates, agents, representatives, subcontractors, actual or potential investors, members, partners, or lenders, professional advisors, or consultants who have a need to know the particular information, or to its lenders or to obtain, extend, or modify a loan or other financing, or current and prospective investors, partners, and advisors, including on earnings calls with such Persons (“Related Parties”), (ii) in connection with any filing made by such party or its Related Parties to any Governmental Authority or any audit thereof by such Governmental Authority, including public reporting for Purchaser and/or its affiliates and disclosing the transaction and the name of Seller or Purchaser in any filing with the Securities and Exchange Commission or similar regulatory body and to any Mortgagor under the Mortgage Loans, and (iii) to any other third party as mutually agreed by the Parties, in each case, only if Disclosing Party is bound to maintain the confidentiality of Confidential Information in accordance with the terms of this Agreement. Each Restricted Party may disclose Confidential Information to the extent such Confidential Information is required to be disclosed by Applicable Law, including in the course of an examination by a regulatory authority (including, without limitation, the Securities and Exchange Commission); provided that (y) except in connection with disclosure in the ordinary course of an examination by a regulatory authority, the party subject to such Applicable Law shall notify the Disclosing Party of any such use or requirement prior to disclosure of any Confidential Information obtained from the Disclosing Party in order to afford the Disclosing Party an opportunity to seek a protective order to prevent or limit disclosure of the Confidential Information to third parties; and (z) the party subject to such Applicable Law shall disclose Confidential Information of the Disclosing Party only to the extent required by such Applicable Law. Notwithstanding anything to the contrary in this Agreement, a Restricted Party shall not be precluded from using Confidential Information as necessary to enforce its rights and remedies under this Agreement.
14.2The Parties acknowledge that any breach of the covenants or obligations set forth in this Section 14 (Confidentiality) may cause the other party irreparable harm for which monetary damages would not be adequate compensation and agrees that, in the event of such breach or threatened breach, the non-breaching party is entitled to seek equitable relief, including a restraining order, injunctive relief, specific performance, and any other relief that may be available from any court, in addition to any other remedy to which the non-breaching party may be entitled at law or in equity. Such remedies shall not be deemed to be exclusive but shall be in addition to all other remedies available at law or in equity, subject to any express exclusions or limitations in this Agreement to the contrary.
14.3In addition, the Restricted Party shall promptly (but in no event more than forty-eight (48) hours after discovery of same) advise the Disclosing Party by telephone and in writing (which may be via email) of any security breach that may have compromised any Confidential Information, and of any unauthorized misappropriation, disclosure or use by any Person of the Confidential Information of the Disclosing Party of which it has knowledge and shall take all steps at its reasonable expense as reasonably requested by the Disclosing Party to limit, stop or otherwise remedy such misappropriation, disclosure or use, including, but not limited to, notifying and reasonably cooperating and complying with any regulatory authority.
14.4Upon written request or upon the termination of this Agreement, each Party shall return to the other Party all Confidential Information of the other Party in its possession or control that is in written form, including by way of example, but not limited to, reports, plans, and manuals, and delete any digitally or optically stored versions of Confidential Information of the other Party; provided, however, that each Party may maintain and retain in its possession all such Confidential Information in standard archival or computer back-up systems or pursuant to the normal document or e-mail retention practices of the Restricted Party or any of its Affiliates, agents, or representatives (so long as the retention practices are compliant with Applicable Law and consistent with the terms of this Agreement) or each Party may maintain such Confidential Information in its possession as required to be maintained under Applicable Law relating to the retention of records for the period of time required thereunder.
14.5Neither Party shall issue any press release, publicity, advertising, promotion, or otherwise announce or disclose or cause or permit to be announced or disclosed in any manner whatsoever this Agreement or the transactions contemplated hereby or the terms and conditions of this Agreement or use or refer to the other Party’s name without the prior written consent of the other Party unless required by Applicable Law.
SECTION 15.Governing Law. The laws of the State of New York shall govern the interpretation and performance of this Agreement, without giving effect to its conflict of law rules.
SECTION 16.Entire Agreement; Binding Effect. This Agreement (including all exhibits and any other attachments) constitutes the entire understanding between the Parties regarding the subject matter of this Agreement, supersedes any and all previous communications and understandings between the Parties (including any bid, indication of interest, commitment letter, or letter of interest) regarding the subject matter of this Agreement, and binds and inures to the benefit of the Parties, their successors and permitted assigns. Neither Party has entered into this Agreement in reliance upon any oral or written representation or information provided by the other Party other than the representations and information expressly set forth in this Agreement.
SECTION 17.No Third-Party Beneficiaries. Nothing expressed or mentioned in this Agreement is intended or will be construed to give any other Person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of Seller and Purchaser and for the benefit of no other Person.
SECTION 18.Counterparts. This Agreement may be executed in multiple counterparts, each of which is to be deemed original for all purposes, but all of which together shall constitute one and the same instrument fully binding upon and enforceable against the Parties. Pdf signatures and E-Signatures shall be valid as if manually signed. Each of the Parties represent and warrant that the intention of the natural Person signing this Agreement on its behalf is to attribute its respective signature to the Agreement and that if the Party has signed using an E-Signature (defined below), that E-Signature represents the signer’s signature to this Agreement. Each Party understands and agrees that such E-Signature, if applicable, is legally binding. Each Party signing this Agreement using an E-Signature waives all rights to repudiate the authenticity or validity of its E-Signature to the extent such repudiation is based in whole or in part on the fact that such signature is not in original handwritten form. All Parties to this Agreement agree that the law governing all applicable E-Signatures will be the federal Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S. Code, Chapter 96) (E-SIGN), the Uniform Electronic Transactions Act of 1999 as promulgated by the U.S. Uniform Law Commission for consideration and enactment by the States (UETA), and/or applicable state law, and that under no circumstances will E-Signatures be governed by the Uniform Computer Information Transactions Act (UCITA). As used in this Agreement, “E-Signature” means any form of signature other than an original handwritten signature, including any type of image created in any manner (whether electronically or otherwise) which image could reasonably be interpreted as an indication of the signer’s intent to sign the document.
SECTION 19.Amendments. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Party against whom enforcement of the change, waiver, discharge or termination is sought.
SECTION 20.Headings. The headings in this Agreement are for purposes of reference only and will not limit or otherwise affect the meaning hereof.
SECTION 21.Assignment. This Agreement is not assignable by either Party without the consent in advance of the other Party to this Agreement; provided, however, that Purchaser shall have the right to assign this Agreement without Seller’s consent but upon notice delivered five (5) Business Days prior to the Closing Date, to an affiliate of Purchaser. Following any such assignment by Purchaser, Purchaser, as the assignor, shall remain fully liable under this Agreement.
SECTION 22.No Party the Drafter. This Agreement is the product of negotiation between Seller and Purchaser. No Party is deemed the drafter of this Agreement.

SECTION 23.Jurisdiction; Venue; Consent to Service of Process; Waiver of Jury.
a. EACH PARTY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE COUNTY OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY CONSENTS TO PROCESS BEING SERVED IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, OR ANY DOCUMENT DELIVERED PURSUANT HERETO BY THE MAILING OF A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO ITS RESPECTIVE ADDRESS SPECIFIED AT THE TIME FOR NOTICES UNDER THIS AGREEMENT.
b.Each of the Parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any right to trial by jury in any action, suit, proceeding or counterclaim of any kind arising out of or relating to this Agreement.
SECTION 24.Attorneys’ Fees. The prevailing Party in any action or proceeding relating to this Agreement will be entitled to recover its reasonable attorneys’ fees and other costs from the non-prevailing Party, in addition to any other relief to which such prevailing Party may be entitled.
SECTION 25.Non-Solicitation. Following the execution of this Agreement until the Closing Date, Purchaser shall be prohibited from soliciting any Mortgagor for future loan opportunities; provided that mass advertising (such as placing advertisements on television, on radio, in magazines or in newspapers) or information contained on Purchaser’s website shall not constitute “solicitation” and shall not violate this covenant. The provisions of this Section 25 shall survive the termination of this Agreement prior to Closing Date.
SECTION 26.Escrow Provisions.
26.1Escrow Agent shall have no duties or responsibilities other than those expressly set forth herein. Escrow Agent shall have no duty to enforce any obligation of any person to make any payment or delivery or to enforce any obligation of any person to perform any other act. Escrow Agent shall be under no liability to the other parties hereto or to anyone else by reason of any failure on the part of any party hereto (other than Escrow Agent) or any maker, guarantor, endorser or other signatory of any document or any other person to perform such person’s obligations under any such document. Except for this Agreement and amendments to this Agreement hereinafter referred to and except for joint instructions given to Escrow Agent by Seller and Purchaser, Escrow Agent shall not be obligated to recognize any agreement between any or all of the persons referred to herein, notwithstanding that references thereto may be made herein and whether or not it has knowledge thereof. Escrow Agent’s consent shall not be required for any amendment to this Agreement unless such amendment modifies this Section 26.
26.2In its capacity as Escrow Agent, Escrow Agent shall not be responsible for the genuineness or validity of any security, instrument, document or item deposited with it and shall have no responsibility other than to faithfully follow the instructions contained herein, and it is fully protected in acting in accordance with any written instrument given to it hereunder by any of the parties hereto and believed by Escrow Agent to have been signed by the proper person. Escrow Agent may assume that any person purporting to give any notice hereunder has been duly authorized to do so. In the event that for any reason there is any dispute or uncertainty concerning any action to be taken hereunder, Escrow Agent shall have the right to take no action until it shall have received instructions in writing concurred to by Seller and Purchaser or until directed by a final order of judgment of a court of competent jurisdiction, whereupon Escrow Agent shall take such action in accordance with such instructions or such order.
26.3It is understood and agreed that the duties of Escrow Agent are purely ministerial in nature. Escrow Agent shall not be liable to the other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of reasonable judgment, except for acts of willful misconduct or gross negligence. Escrow Agent may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is reasonably believed by Escrow Agent to be genuine and to be signed or presented by the proper person or persons. Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a final judgment or decree of a court of competent jurisdiction in the State of New York or a Federal court in such State, or a writing delivered to Escrow Agent signed by the proper party or parties and, if the duties or rights of Escrow Agent are affected, unless it shall give its prior written consent thereto.
26.4Escrow Agent shall have the right to assume in the absence of written notice to the contrary from the proper person or persons that a fact or an event by reason of which an action would or might be taken by Escrow Agent does not exist or has not occurred, without incurring liability to the other parties hereto or to anyone else for any action taken or omitted, or any action suffered by it to be taken or omitted, in good faith and in the exercise of reasonable judgment, in reliance upon such assumption.
26.5Except in connection with Escrow Agent’s willful misconduct or gross negligence, Escrow Agent shall be indemnified and held harmless jointly and severally by the other parties hereto from and against any and all expenses or loss suffered by Escrow Agent (as Escrow Agent), including reasonable attorneys’ fees, in connection with any action, suit or other proceeding involving any claim, which arises out of or relates to this Agreement, the services of Escrow Agent hereunder or the monies held by it hereunder. Promptly after the receipt by Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, Escrow Agent shall, if a claim in respect thereof is to be made against any of the other parties hereto, notify such other parties hereto in writing; but the failure by Escrow Agent to give such notice shall not relieve any party from any liability which such party may have to Escrow Agent hereunder.
26.6From time to time on and after the date hereof, Seller and Purchaser shall deliver or cause to be delivered to Escrow Agent such further documents and instruments and shall do and cause to be done such further acts as Escrow Agent shall reasonably request (it being understood that Escrow Agent shall have no obligation to make any such request) to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.
26.7Escrow Agent may resign at any time as Escrow Agent hereunder upon giving five (5) Business Days’ prior written notice to that effect to each of the Seller and Purchaser. In such event, the successor Escrow Agent shall be a nationally recognized title insurance company selected by Purchaser and reasonably approved by Seller. Such party that will no longer be serving as Escrow Agent shall deliver, against receipt, to such successor Escrow Agent, any documents and monies held by such party, to be held by such successor Escrow Agent pursuant to the terms and provisions of this Agreement. If no such successor has been designated on or before such party ceases to be Escrow Agent hereunder, whether by resignation or otherwise, its obligations as Escrow Agent shall continue until such successor is appointed; provided, however, its sole obligation thereafter shall be to safely keep all documents and monies then held by it and to deliver the same to the Person designated as its successor or until directed by a final order or judgment of a court of competent jurisdiction, whereupon Escrow Agent shall make disposition thereof in accordance with such order.
SECTION 27.Time of the Essence. Time is of the essence with respect to each and every provision of this Agreement. Whenever any action must be taken (including the giving of notice or the delivery of documents) under this Agreement during a certain period of time (or by a particular date) that ends (or occurs) on a non-Business Day, then such period (or date) shall be extended until the next succeeding Business Day.
SECTION 28.No Recourse. Neither Seller, nor Seller’s affiliates or each of their respective officers, employees, directors, shareholders, agents, representatives, attorneys, consultants, successors and permitted assigns (other than Seller), nor Purchaser or Purchaser’s affiliates, or each of their respective officers, employees, directors, shareholders, agents, representatives, attorneys, consultants, successors and assigns (other than Purchaser), shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Purchaser and Seller, as applicable, and each of their respective successors and permitted assigns and, without limitation, all other Persons, shall look solely to Seller’s assets or Purchaser’s assets, as applicable, for the payment of any claim or for any performance, and Purchaser and Seller, each on behalf of itself and its successors and permitted assigns, hereby waives any and all such personal liability. In no event shall any Party hereunder be liable for consequential, punitive or special damages. This Section 28 shall survive the Closing or a termination of this Agreement.
SECTION 29.Cooperation. Seller hereby covenants and agrees that Seller shall reasonably cooperate with Purchaser in responding to any questions or requests from any rating agencies in connection with any actual or potential securitization of the Mortgage Loans, including, without limitation, by providing customary information and responding to reasonable inquiries in connection therewith. The provisions of this Section 29 shall survive the Closing.
29.1[signature page follows]

IN WITNESS WHEREOF, Purchaser and Seller have caused their names to be signed by their respective duly authorized officers as of the date first above written.

“SELLER”:

FIRST INTERNET BANK OF INDIANA

By:    /s/ Kenneth J. Lovik
Kenneth J. Lovik, CFO

“EVERLAKE PURCHASER”:

EVERLAKE LIFE INSURANCE COMPANY

By: Blackstone ISG-I Advisors L.L.C. as its
investment manager

By: Blackstone Real Estate Special Situations Advisors L.L.C. as sub-manager

By: /s/ Michael Wiebolt
Name: Michael Wiebolt
Title: Authorized Signatory

“NY LIFE PURCHASER”:

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

By: Blackstone ISG-I Advisors L.L.C. as its
investment manager

By: Blackstone Real Estate Special Situations Advisors L.L.C. as sub-manager

By: /s/ Michael Wiebolt
Name: Michael Wiebolt
Title: Authorized Signatory

“SECURITY LIFE PURCHASER”:

SECURITY LIFE OF DENVER INSURANCE COMPANY

By: Blackstone ISG-I Advisors L.L.C. as its
investment manager

By: Blackstone Real Estate Special Situations Advisors L.L.C. as sub-manager

By: /s/ Michael Wiebolt

Name: Michael Wiebolt
Title: Authorized Signatory

“FIDELITY PURCHASER”:

FIDELITY & GUARANTY LIFE INSURANCE COMPANY

By: Blackstone ISG-I Advisors L.L.C. as its
investment manager

By: Blackstone Real Estate Special Situations Advisors L.L.C. as sub-manager

By: /s/ Michael Wiebolt
Name: Michael Wiebolt
Title: Authorized Signatory

“PROTECTIVE LIFE PURCHASER”:

PROTECTIVE LIFE INSURANCE COMPANY

By: Resolution Re Ltd., a Bermuda domiciled
Class E life insurance company

By: Blackstone ISG-I Advisors L.L.C. as its
investment manager

By: Blackstone Real Estate Special Situations Advisors L.L.C. as sub-manager

By: /s/ Michael Wiebolt
Name: Michael Wiebolt
Title: Authorized Signatory

“NNN PURCHASER”:

NNN CML BORROWER LLC

By: Sparrow CML Holdings LLC, its sole member

By: /s/ Clarke Hitch
Name: Clarke Hitch
Title: Director

By: /s/ Austin Pena
Name: Austin Pena
Title: Director

EXHIBIT 1
DEFINITIONS
“Accepted Servicing Practices”: With respect to any Mortgage Loan, the higher of (i) the same care, skill, prudence and diligence with which a prudent institution that services mortgage loan assets of substantially the same type as the Mortgage Loan in the jurisdiction in which the Mortgaged Property is located, and (ii) the same care, skill, prudence and diligence with which the Seller services loans which Seller owns for its own account, in each case, acting in accordance with Applicable Law, the terms of this Agreement and the documents in the Mortgage File, and with a view to the maximization and timely recovery of principal and interest on the Mortgage Loan as a whole, on a net present value basis, but without regard to (a) any relationship that Purchaser or any Purchaser affiliate may have with a Mortgagor or any Mortgagor affiliate; (b) the ownership of any senior or junior indebtedness relating to the Mortgaged Property by Purchaser or any affiliate of Purchaser; or (c) the ownership, or servicing or management for others, by Purchaser or any sub-servicer, of any other loans or properties.
“Agreement”: This Loan Portfolio Purchase Agreement, including all amendments hereof and supplements.
“Allocated Purchase Price Percentage”: The portion of the Purchase Price Percentage allocated to each Mortgage Loan as more particularly set forth on Exhibit 2 attached hereto.
“Allonge”: With respect to each Mortgage Note, an Allonge to such Mortgage Note in form of Exhibit 8 attached hereto.
“Anti-Money Laundering Laws” means any laws of the United States of America, Canada, the United Kingdom, Germany, the European Union, any other EEA Member Country, the Cayman Islands, the United Nations and any other country pursuant to which Seller is required to comply with, whether pursuant to Applicable Laws or internal compliance, in each case, relating to money laundering or terrorist financing, including, without limitation, (A) the criminal laws against terrorism; (B) the criminal laws against money laundering, (C) the Bank Secrecy Act, as amended, (D) the Money Laundering Control Act of 1986, as amended, and (E) the Patriot Act.
“Applicable Laws”: Any federal, state, county, local or foreign statute, law, ordinance order or regulation or code of any Governmental Authority relating to the Mortgage Loans, the transaction contemplated by this Agreement, Seller or Purchaser, as applicable.
“Approved CE Mortgage Loans”: Any Credit Enhanced Mortgage Loans with respect to which Purchaser approves a Price Increase pursuant to Section 7.1(c).
“Approved PA Mortgage Loans”: Any Mortgage Loans with respect to which Seller approves (or is deemed to have approved) a Price Decrease pursuant to Section 7.1(b)(i).
“Assignment of Leases”: Any assignment of leases, assignment of rents or other similar instrument securing a Mortgage Note that is separate from the Mortgage.
“Assignment of Loan”: With respect to each Mortgage Loan, the Assignment of Loan, in the form attached hereto as Exhibit 6 transferring Seller’s interest in the Mortgage Note, the Mortgage, any Assignment of Leases, any other documents in the Mortgage File and such other interests as are set forth in the Assignment of Loan to Purchaser, with such modifications as shall be customary and appropriate under local laws for recording in the jurisdiction in which the applicable Mortgaged Property is located.
“Business Day”: Any day other than a Saturday, Sunday or legal holiday on which banks in the State of Indiana or New York are closed for normal business.
“Closing”: As defined in Section 7.

“Closing Date”: The Initial Closing Date and each Extended Closing Date, as applicable, as each may be extended to provide Purchaser and Seller with the full exercise and response time periods that the parties are entitled to pursuant to Section 7.1(b) and Section 7.1(c).
“Closing Documents”: The documents listed in Sections 8.1 through 8.3 (i.e., the Conveyance Documents and the other documents listed in those Sections).
“Confidential Information” means the terms of this Agreement and any schedules exhibits, attachments, or amendments and any proprietary information or non-public information of a party, including without limitation a party’s trade secrets, technical data, pricing, customer lists, know-how or business information, proprietary marketing plans and objectives. Except for customer information, Confidential Information shall not include information which (i) is already rightfully known by a Party at the time it obtains the Confidential Information from the other Party; (ii) is or becomes generally available to the public other than as a result of disclosure in breach of this Agreement or any other confidentiality obligations; (iii) was or is in the possession of the Party prior to receipt from the other Party and was not acquired under an obligation of confidentiality or nonuse; (iv) is lawfully received or acquired, on a non-confidential basis, from a third party authorized to disclose such information without restriction and without breach of this Agreement; (v) is contained in publicly available records or materials; or (vi) is independently developed without use of any proprietary, non-public, Confidential Information of the other Party.
“Control” means either (A) the ownership, directly or indirectly, in the aggregate of more than fifty percent (50%) of the beneficial ownership interests of such entity or (B) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlled by,” “Controlling” and “under common Control with” shall have the respective correlative meaning thereto.
“Conveyance Documents”: The documents listed in Section 8.1, together with endorsements on the Mortgage Notes as described in Section 8.2(a).
“Cut-off Date”: As defined in Section 6.1.
“Data Tape”: The data tape dated as of June 16, 2025 with file name PSLS-2025-3964_$967mmCRE STL Pool_add Tenant-LeaseGtrName_0716_4pm.xlsx delivered by Seller to Purchaser prior to the date of this Agreement.
“Determination Date”: 2:00 p.m. Eastern Time on the Business Day immediately prior to the Closing Date.
“Due Diligence Period” The period beginning on the date of this Agreement and ending on September 15, 2025.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“Embargoed Person” means any Person subject to or targeted by any Sanctions, or subject to or targeted by trade restrictions under United States law, including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., as amended, The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended), the Patriot Act (including the anti-terrorism provisions thereof), Executive Order 13224 (“Executive Order”), and any legislation, executive orders and rules and regulations, enabling or promulgated under any of the foregoing, or targeted by any economic sanctions regime administered or enforced by the U.S. Government (including those administered by OFAC, the U.S. Department of State and the U.S. Department of Commerce) or any Sanctions Authority, with the result that the investment in such Person (whether directly or indirectly) or the transactions contemplated by this Agreement, would be prohibited by law.

"Environmental Laws" shall mean and include all federal, state and local laws including statutes, regulations, ordinances and other governmental restrictions and requirements and common law relating to the presence, discharge or remediation of air pollutants, water pollutants or process wastewater or otherwise relating to the protection of human health, the environment, toxic or hazardous substances, pesticides, herbicides, fertilizer, mold, asbestos or radon, including, but not limited to, the Federal Solid Waste Disposal Act, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), the Federal Water Pollution Control Act, the Federal Occupational Safety and Health Act (“OSHA”), the Federal Emergency Planning and Community Right to Know Act, the Federal Mine Safety Act, the Federal Safe Drinking Water Act, regulations of the Environmental Protection Agency, Nuclear Regulatory Agency and any other federal agency, the Indiana Responsible Property Transfer Law, and regulations of any state department of natural resources or state environmental protection agency now or at any time hereafter in effect.

“Exceptions List”: The list of exceptions to the Exhibit 4 Representations set forth in Exhibit 5.

“Governmental Authority”: The government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Government Lists” means (1) the Specially Designated Nationals and Blocked Persons Lists and any replacement or other lists maintained by the Office of Foreign Assets Control or by any successor thereto (“OFAC”), (2) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC, (3) any Sanctions Laws-related list of restricted Persons maintained by the U.S. Government or any instrumentality thereof, including without limitation the United States Department of State, the United States Department of Commerce or any other Governmental Authority, or pursuant to any Executive Order of the President of the United States of America, and (4) any similar lists maintained by the United States Department of State, the United States Department of Commerce or any other Sanctions Authority or pursuant to any Executive Order of the President of the United States of America.

“Initial Closing Date”: September 18, 2025.

“Material Breach”: As defined in Section 6.

“Mortgage”: The mortgage, deed of trust or other instrument securing each Mortgage Note, including any written amendments, modifications or extensions thereto or consolidations thereof.

“Mortgage File”: As to each Mortgage Loan, the documents described in Exhibit 3.
“Mortgage Loan”: The mortgage loans identified on the Mortgage Loan Schedule, as amended from time to time, including, without limitation, pursuant to Section 7.3.
“Mortgage Loan Schedule”: The schedule attached hereto as Exhibit 2, which (a) identifies each Mortgage Loan to be purchased by Purchaser on the Closing Date and (b) sets forth with respect to each Mortgage Loan, (i) the Unpaid Principal Balance and the amount of all accrued and unpaid interest, (ii) any Reserves, (iii) the amount of any unfunded loan commitment that remains outstanding, (iv) the last interest payment amount received by Seller and the date of such payment, (v) any other amounts owed to Seller pursuant to such Mortgage Loan, (vi) the applicable interest rate, and (vii) the amount, if any, of any protective advances made by Seller with respect to such Mortgage Loan that are still outstanding, as amended from time to time.
“Mortgaged Property”: The real property, together with improvements thereto, securing the indebtedness of the Mortgagor under the related Mortgage Loan.

“Mortgagee”: With respect to any Mortgage as of any date of determination, the holder of the related Mortgage Note as of such date.
“Mortgage Note”: The original executed promissory note, loan agreement or other evidence evidencing the indebtedness of a Mortgagor under a Mortgage Loan (or, to the extent any such original executed promissory note cannot be found with the exercise of reasonable diligence, a copy of such promissory note, together with a lost note affidavit from Seller), together with any rider, addendum, amendment, allonges, endorsements, modifications or extensions thereto or consolidations thereof.
“Mortgagor”: The obligor on a Mortgage Note.
“Parties”: Seller and Purchaser.
“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT ACT) of 2001, as the same was restored and amended by Uniting and Strengthening America by Fulfilling Rights and Ensuring Effective Discipline Over Monitoring Act (USA FREEDOM Act) of 2015 and as the same may be further amended, extended, replaced or otherwise modified from time to time, and any corresponding provisions of future laws.
“Patriot Act Offense” means any violation of the criminal laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or the laundering of monetary instruments, including any offense under any Anti-Money Laundering Laws, including, without limitation, the crimes of conspiracy to commit, or aiding and abetting another to commit, a Patriot Act Offense.
“Permitted Cure Period”: As defined in Section 6 .1.
“Person”: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Prohibited Person” means any Person: (i) that is listed on any Government List or is otherwise a Proscribed Person; (ii) that is listed on the annex to, or is otherwise subject to the provisions of, Executive Order 13224; (iii) who commits, threatens, conspires to commit or supports “terrorism” as defined in Executive Order 13224; (iv) that is in breach of any Sanctions or with whom dealings are restricted or prohibited under any Sanctions Laws, including but not limited to any Person (1) subject to any Sanctions Laws administered by OFAC such that the entry into this Agreement or the performance of the obligations contemplated hereby would be prohibited, (2) subject to the Sanctions Laws administered by any other Sanctions Authority or (3) located, organized or resident in a country or territory that is the subject of Sanctions that generally prohibit engaging in business activities with such Person; (v) with whom another Person is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including the Patriot Act, Executive Order 13224 and any Anti-Money Laundering Laws, or by any Sanctions Laws; (vi) that is an Embargoed Person; (vii) that has been indicted or convicted of, or pled guilty or no contest to, a Patriot Act Offense; (viii) that is owned 25% or more by or Controlled by, or acting for on behalf of, any Person or Persons that is described in any of the foregoing clauses (i) through (vii) above; (ix) who is an Affiliate of any Person that is described in any of clauses (i) through (viii) above; or (x) if, at the time as of which a determination is required under the terms of this Agreement, such Person, or any Person that Controls such Person or is Controlled by such Person, to the knowledge of the Person seeking the applicable approval or as determined by Seller, has ever been convicted of, or pleaded guilty to, a felony involving fraud or moral turpitude.
“Proscribed Person” means any Person (i) is a Person listed on any Government Lists, (ii) is a Person listed in the annex to, or otherwise to be subject to the prohibitions of, Presidential Executive Order No. 13224 (Sept. 23, 2001) (“Executive Order 13224”), or subject to any other similar prohibitions contained in the rules and regulations of OFAC or in any enabling legislation or other executive orders in respect thereof, (iii) is a Person that has been previously indicted for or convicted of any felony involving a crime or crimes of moral turpitude or for any Patriot Act Offense or (iv) is a Person that is currently under investigation by any Governmental Authority for any Patriot Act Offense (any Person described in any of the foregoing clauses (i)-(iv) a “Proscribed Person”).
“Purchase Price”: As defined in Section 2.
“Purchase Price Loan Allocation”: with respect to each Mortgage Loan, as of the date of determination, the amount of (i) the Unpaid Principal Balance of such Mortgage Loan multiplied by the Allocated Purchase Price Percentage; plus (ii) the total amount of accrued and unpaid interest on such Mortgage Loan.
“Purchase Price Percentage”: As of the date of this Agreement, 95.35%, subject to adjustment in accordance with the provisions of this Agreement.
“Rejected CE Mortgage Loans”: Any Credit Enhanced Mortgage Loans with respect to which Purchaser rejects (or is deemed to have rejected) a Price Increase pursuant to Section 7.1(c).
“Rejected PA Mortgage Loans”: Any Mortgage Loans with respect to which Seller rejects a Price Decrease pursuant to Section 7.1(b)(i).
“Rejection Notice”: As defined in Section 7.3.
“Repurchase Price”: As defined in Section 6.
“Reserves” means the positive balance of all funds held by or on behalf of Seller as reserves, escrows, holdbacks and/or deposits under the documents in the Mortgage File, including on account of interest, taxes, insurance premiums, insurance proceeds, maintenance, capital improvements, deferred maintenance, tenant improvements, leasing commissions, tenant security deposits, rollover costs, holdbacks, earnouts, suspense, cash collateral, lockbox or cash sweep accounts or any other purpose in accordance with the documents in the Mortgage File, the current balances of which are set forth on Exhibit 2, if any. For avoidance of doubt, any unfunded principal balance of the Mortgage Loans is not included in the definition of Reserves.
“Sanctions Laws” means economic or financial sanctions, trade embargoes, or other restrictive economic or financial measures enacted, imposed, administered or enforced from time to time pursuant to statute, executive order, or regulation (“Sanctions”) by any of (each a “Sanctions Authority”): (1) the U.S. Government, including those administered by OFAC, the U.S. Department of State, and the U.S. Department of Commerce; (2) the United Nations Security Council; (3) the European Union or any of its member states; (4) the United Kingdom; (5) the Swiss Government; (6) the Canadian Government; or (7) any agency or department or other Governmental Authority of or within any of the countries, organizations or other Persons identified in the foregoing clauses (1)-(6), or Governmental Authorities of any other country in which Purchaser operates.
“Seller”: First Internet Bank of Indiana, an Indiana state-chartered bank.
“Servicing Agreement”: Exhibit 9, attached hereto and incorporated by reference herein.
“Servicing File”: With respect to each Mortgage Loan, the following related documents:

i) (i) evidence of all required insurance and contact information for all insurance agents; (ii) all credit reports obtained in connection with the Mortgage Loan origination; (iii) appraisal report; (iv) payment records and insurance claim files; (v) all financial statements, bank statements and tax returns obtained in connection with the Mortgage Loan origination; (vi) Seller’s underwriting analysis and credit approval; (vii) standard flood hazard determination; (viii) if a special flood hazard determination has been made, borrower notification of special flood hazards form signed by the Mortgagor; and,
ii)if available, (i) surveys of the Mortgaged Properties; (ii) each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policies (i.e., map or plat, restrictions, easements, sewer agreements, etc.); (iii) loan application; (iv) any other third party reports obtained in connection with the origination of the Mortgage Loans; (v) tax receipts, insurance premium receipts and correspondence; (vi) correspondence with the Mortgagor; (vii) settlement statement; (viii) the lender’s escrow or closing instructions; and (ix) any other underwriting documents.
“Termination Event”: The repayment in full of a Mortgage Loan on or after the Closing Date.
“UCC Financing Statement Amendments”: Assignments of Seller’s interest as a secured party in the UCC-1 financing statements, if any, filed with respect to the Mortgage Loans to Purchaser.
“Unpaid Principal Balance”: With respect to any Mortgage Loan, as of the date of any determination, the actual outstanding principal balance payable by the Mortgagor under the terms of the Mortgage Note.

EXHIBIT 2

MORTGAGE LOAN SCHEDULE

[Omitted.]

EXHIBIT 3

THE MORTGAGE FILE

[Omitted.]

EXHIBIT 4

REPRESENTATIONS AND WARRANTIES REGARDING
INDIVIDUAL MORTGAGE LOANS

As to each Mortgage Loan, Seller represents and warrants to Purchaser as follows (with each representation and warranty being qualified by and subject to the exceptions set forth in Exhibit 5) as of the date hereof (and such representations and warranties shall be deemed re-made as of the Closing Date pursuant to the terms hereof). Without limiting any other provision of this Agreement, any disclosure set forth in Exhibit 5 shall constitute an exception to the specific representation and warranty for which such disclosure is listed.
(A)Seller has made available to Purchaser true, correct and complete copies of the documents set forth in the Mortgage File for each Mortgage Loan and the complete Servicing File in the possession or control of Seller.
(B)Each Mortgage Loan is evidenced by a Mortgage Note and the Mortgage delivered to Purchaser in connection with each Mortgage Loan constitutes a valid and enforceable first priority lien upon the related Mortgaged Property, prior to all other liens and encumbrances, except as such enforcement may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer, or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and except for (a) the lien for current real estate taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and are listed in the lender’s title insurance policy (or, if not yet issued, referred to in a pro forma title policy or a “marked-up” commitment) for such Mortgage Loan included in the Mortgage File, and (c) exceptions and exclusions specifically referred to in such lender’s title insurance policy (or, if not yet issued, referred to in a pro forma title policy or “marked-up” commitment).
(C)Seller has full right and authority to sell, assign and transfer each Mortgage Loan to Purchaser.
(D)As of the date of this Agreement, and as of the Closing Date, at any time during the twenty-four (24) month period prior thereto, no Mortgage Loan has been more than thirty (30) days delinquent in respect of any scheduled payment required thereunder, without giving effect to any applicable grace period.
(E)Seller has not given any notice of any monetary or material non-monetary default, breach, violation or event of acceleration existing under any Mortgage Loan that remain uncured as of the date hereof and, to Seller’s knowledge, there is no existing monetary or material non-monetary default in respect of any Mortgage Loan.
(F)No right of rescission, offset, abatement, diminution, defense or counterclaim to any Mortgage Loan has been asserted with respect to any Mortgage Loan.
(G)The terms of each document in the Mortgage File for each Mortgage Loan have not been amended, modified, waived or altered in any respect, except by written instrument which is specifically set forth in the related Mortgage File. Seller has not (i) agreed to any material modification, extension or forbearance in connection with a Mortgage Loan, (ii) released, satisfied or canceled any Mortgage Note or Mortgage in whole or in part, (iii) subordinated any Mortgage Loan in whole or in part, (iv) released any borrower, guarantor or other party in connection with a Mortgage Loan, or (v) released any Mortgaged Property in whole or in party from the lien of any Mortgage, except in each case by written instrument which is specifically set forth in the related Mortgage File.
(H)The assignment of the related Mortgage to Purchaser has been duly authorized, executed and delivered by the Seller and constitutes the legal, valid and binding assignment of such Mortgage from the Seller to Purchaser, and the assignment of the other loan documents included in the Mortgage File constitutes the legal, valid and binding assignment thereof from Seller to Purchaser.
(I)The information set forth on the Mortgage Loan Schedule (other than the information with respect to the unpaid principal balance and accrued and unpaid interest of each Mortgage Loan) is true and correct in all respects as of the date of the Agreement and as of the Closing Date. The information set forth on the Mortgage Loan Schedule with respect to the unpaid principal balance and accrued and unpaid interest of each Mortgage Loan is true and correct in all respects as of the date of the Agreement and as of the Determination Date.

As of the date of the Mortgage Loan Schedule, there are no unfunded loan commitments that remain outstanding in respect of any Mortgage Loan and no requests for disbursements from Reserves or future advances which remain to be advanced or requested.
(J)The information on the Data Tape with respect to each of the fields set forth on Exhibit 10 attached hereto for each Mortgage Loan and Mortgaged Property is true and correct as of: (i) the date specified in the Data Tape or on attached Exhibit 10 for the fields that include a date reference therefor and (ii) the date of this Agreement and as of the Closing Date for the fields that do not include a specific date reference on Exhibit 10.
(K)There is no pending or, to the best of Seller’s knowledge, threatened condemnation proceeding or litigation that would affect the Mortgage Loans.
(L)Each Mortgage File contains all documents evidencing, securing, or governing each Mortgage Loan in the possession or control of Seller or its affiliates. All documents in the Mortgage File evidencing, securing or governing each Mortgage Loan are in full force and effect and enforceable against the Mortgagor or guarantor thereunder.
(M)To the best of Seller’s knowledge, each party to any document in any Mortgage File is, if not an individual, duly formed and validly existing in the state of its formation and duly and properly qualified to do business in each state in which it is required to qualify to do business before engaging in any business.
(N)At the time of the execution of each such document, each party to any document in any Mortgage File that is an individual (i) was over the age of 18 and (ii) had legal capacity to engage in the transactions evidenced by such document.
(O)There has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence related to any of documents in any Mortgage File or in the underwriting, servicing, or origination of any Mortgage Loan.
(P)To the best of Seller’s knowledge, there are no (i) hazardous or other waste substances or materials in, under or upon any Mortgaged Property (other than hazardous materials not in violation of any Environmental Laws), (ii) violations of any Environmental Laws or regulations with respect to any Mortgaged Property or (iii) any basis for any such notice or violation with respect to any Mortgaged Property.
(Q)To Seller’s knowledge, each Mortgagor and Mortgaged Property complies in all respects with all Environmental Laws.
(R)Each Mortgage Loan was originated in compliance with Applicable Law (including, without limitation, any Applicable Laws relating to usury or predatory lending). Each Mortgage Loan was underwritten in all material respects in accordance with Seller's underwriting guidelines in effect at the time of origination of such Mortgage Loan without regard to any underwriter discretion or if not underwritten in conformance with Seller's underwriting guidelines in effect at the time of origination of such Mortgage Loan without regard to any underwriter discretion, such Mortgage Loan has underwriting exceptions documented in the related Mortgage File.There are no interest rate swaps or other hedges in effect with respect to the Mortgage Loans.
(S)To Seller’s knowledge, no borrower or guarantor or other affiliate that is party to a Mortgage Loan document is subject to any bankruptcy proceeding. Seller is not an affiliate of any borrower or guarantor that is a party to a Mortgage Loan. Following the transfer of a Mortgage Loan and related documents in the Mortgage File to Purchaser, none of Seller nor any of its affiliates will have or retain the right to (directly or indirectly) receive any additional payments, fee streams or other amounts in connection with any Mortgage Loan or any direct or indirect ownership interest in borrower or guarantor thereunder.
(T)No Mortgage Loan is cross-collateralized or cross-defaulted with any loan other than another Mortgage Loan being purchased by Purchaser pursuant to this Agreement.
(U)(i) To Seller’s knowledge, Seller has delivered to Purchaser true, correct and complete copies of all leases in effect with respect to the Mortgaged Properties, and (ii) except as set forth in Exhibit 5, Seller has not received any written notice of any material default by a tenant or landlord under any such lease that remains uncured.
(V)Seller has not terminated or cancelled Seller’s title insurance policy relating to any Mortgage Loan or Mortgaged Property, and Seller has not made any pending claims in writing or been paid for any claims under any such title insurance policy. Seller holds a lender’s title insurance policy with respect to each Mortgage Loan which is in full force and effect and in the amount of the applicable Mortgage Loan, which insures the Seller, its successors and assigns, as the holder of the Mortgage, which is fully assignable to, and will inure to the benefit of, the Purchaser and its successors and assigns without the consent of the issuer of such policy, the issuance of an endorsement to such policy, or the payment of any additional premium, and there are no pending, or (to the extent Seller or an Affiliate did not originate such Mortgage Loan to Seller’s knowledge), prior cancellations or claims made thereunder. Seller’s title insurance policy for each Mortgage Loan shows a valid chain of assignments of record with respect to each mortgage and assignment of leases and rents (as applicable) for the applicable Mortgage Loan and, to Seller’s knowledge, there have been no intervening liens, encumbrances or other matters, or liens, encumbrances or other matters which would be equal with the priority of the mortgage for such Mortgage Loan, since the date of initial issuance of such title insurance policy that could have an adverse effect on any Mortgage Loan, any Mortgaged Property or Seller’s title to each Mortgage Loan or the applicable Mortgagor’s title to each Mortgaged Property.
(W)To Seller’s knowledge, all insurance coverages required under the Mortgage Loan documents with respect to each Mortgaged Property have been obtained and are in effect as required by such Mortgage Loan documents and all premiums therefor have been paid in full. All real property taxes and assessments due and payable for each Mortgaged Property have been paid in full or have been escrowed with Seller in accordance with the provisions of the applicable Mortgage Loan documents. There has been no material casualty or damage to any Mortgaged Property that has not been repaired in accordance with the provisions of the applicable Mortgage Loan documents.
(X)To Seller’s knowledge, all Mortgage Loans have been serviced in accordance with the Accepted Servicing Practices.

EXHIBIT 5

EXCEPTIONS TO REPRESENTATIONS
AND WARRANTIES REGARDING
THE INDIVIDUAL MORTGAGE LOANS
[Omitted.]

EXHIBIT 6

ASSIGNMENT OF LOAN
[Omitted.]

EXHIBIT 7

MORTGAGOR NOTICE

[Omitted.]

EXHIBIT 8

ALLONGE

[Omitted.]

EXHIBIT 9

SERVICING AGREEMENT

[Omitted.]

EXHIBIT 10

DATA TAPE FIELDS

[Omitted.]

EXHIBIT 11

REVISED DATA FIELDS

[Omitted.]